POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Candace A. Leatham, Patricia Backman and Teryy Thompson, and each of them signing singly, the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Sussex Bancorp (the "Company"), do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute, and timely file such form with the Securities Exchange
Commission and any stock exchange or similar authority ,Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12 day of May, 2005.


__s/Patrick E. Brady_________________